SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AVIS RENT A CAR INC

                    GABELLI FOUNDATION
                                 3/01/01           20,000-           33.0000
                    MJG ASSOCIATES, INC.
                                 3/01/01            3,000-           33.0000
                                 2/14/01            3,000            32.8700
                    GABELLI INTERNATIONAL II LTD
                                 3/01/01           25,000-           33.0000
                                 2/16/01           25,000            32.8800
                    GAMCO INVESTORS, INC.
                                 3/01/01          200,000-           33.0000
                                 3/01/01        1,763,967-           33.0000
                                 2/23/01            1,000-           32.9200
                    GABELLI ASSOCIATES LTD
                                 3/01/01          477,900-           33.0000
                                 2/28/01            3,000            32.9800
                                 2/26/01              100            32.9200
                                 2/23/01           20,000            32.9150
                                 2/22/01           10,000            32.9200
                                 2/21/01           16,000            32.9262
                                 2/20/01           11,400            32.9300
                                 2/15/01           14,000            32.8789
                    GABELLI FUND, LDC
                                 3/01/01            3,000-           33.0000
                    GABELLI ASSOCIATES FUND
                                 3/01/01          491,500-           33.0000
                                 2/28/01            3,000            32.9800
                                 2/23/01           20,000            32.9150
                                 2/22/01           10,000            32.9200
                                 2/21/01           16,300            32.9262
                                 2/15/01           14,100            32.8789
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 3/01/01          422,800-           33.0000
                         GABELLI UTILITY TRUST
                                 3/01/01          100,000-           33.0000
                                 2/14/01           70,000            32.8800
                         GABELLI ASSET FUND
                                 3/01/01          200,000-           33.0000
                         GABELLI ABC FUND
                                 3/01/01          400,000-           33.0000


          (1) ALL TRANSACTIONS ON 3/1/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.